Exhibit 5

TROUTMAN SANDERS LLP

ATTORNEYS AT LAW

TROUTMAN SANDERS BUILDING

1001 HAXALL POINT

RICHMOND, VIRGINIA 23219

www.troutmansanders.com

TELEPHONE: 804-697-1200

FACSIMILE: 804-697-1339

MAILING ADDRESS

P.O. BOX 1122

RICHMOND, VIRGINIA 23218-1122

File No.: 027530.000005

January 31, 2006

Board of Directors

Access National Corporation

1800 Robert Fulton Drive, Suite 300

Reston, Virginia 20191

Ladies and Gentlemen:

Reference is made to your Registration Statement on Form S-3 being filed with the Securities and Exchange Commission (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 2,000,000 shares (the “Shares”) of your common stock $0.835 par value (the “Common Stock”). In connection with the offering of the Shares of Common Stock, you have requested our opinion with respect to the matters set forth herein.

In connection with the delivery of this opinion, we have examined originals or copies of the articles of incorporation and bylaws of Access National Corporation (the “Company”), the Registration Statement and the exhibits thereto, certain resolutions adopted or to be adopted by the board of directors, the forms of certificates representing the Common Stock and such other records, agreements, instruments, certificates and other documents of public officials, the Company and its officers and representatives, and have made such inquiries of the Company and its officers and representatives, as we have deemed necessary or appropriate in connection with the opinions set forth herein. We are familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by the Company in connection with the authorization, registration, issuance and sale of the Shares of Common Stock. In making such examination and rendering the opinions set forth below, we have assumed without verification (i) that all documents submitted to us as originals are authentic, complete and accurate, (ii) that all documents submitted to us as copies conform to authentic original documents and (iii) the legal capacity of all individuals executing such documents.

Based on such examination and review, and subject to the foregoing, we are of the opinion that when the Registration Statement, as it may be amended, has become effective under the Securities Act, and any applicable state securities or Blue Sky laws have been complied with, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Shares of Common Stock will be legally issued, fully paid and non-assessable.

This opinion is limited to the laws of the United States of America and the Commonwealth of Virginia, and we have not considered, and we express no opinion as to, the laws of any other jurisdiction.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the statements made with regard to our firm under the caption “LEGAL OPINION” appearing in the prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Troutman Sanders LLP

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